As filed with the Securities and Exchange Commission on September 21, 2007

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------


                                 COPYTELE, INC.

             (Exact Name of Registrant as Specified in its Charter)



             Delaware                                 11-2622630
(State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
Incorporation or Organization)


                              900 Walt Whitman Road
                            Melville, New York 11747
                                 (631) 549-5900
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                    COPYTELE, INC. 2003 SHARE INCENTIVE PLAN
                              (Full Title of Plan)


                                 Denis A. Krusos
                Chairman of the Board and Chief Executive Officer
                                 CopyTele, Inc.
                              900 Walt Whitman Road
                            Melville, New York 11747
                                 (631) 549-5900

                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent for Service)


                                          CALCULATION OF REGISTRATION FEE
======================================================================================================================
Title of Each Class of Securities to be      Amount to be    Proposed Maximum    Proposed Maximum       Amount of
              Registered                    Registered(1)   Offering Price Per  Aggregate Offering  Registration Fee
                                                                Share(2)             Price(2)
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share   10,000,000 shares       $0.925            $9,250,000           $ 283.98
======================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sales prices of the Registrant's Common Stock on the Over-the-Counter Bulletin Board on September 17, 2007.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Item 1.
         -------

                  CopyTele, Inc. (the "Company" or "we" or "us") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register 10,000,000 shares of our common stock, par value $.01 per share (the "Common Stock"), issuable pursuant to our CopyTele, Inc. 2003 Share Incentive Plan, and to file a prospectus, prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, to be used for reoffers and resales of Common Stock acquired by persons to be named therein upon the exercise of options granted under our CopyTele, Inc. 2003 Share Incentive Plan.

                  The documents  containing the information  specified in Part I of this Registration Statement will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

                                 CopyTele, Inc.
                     Common Stock (Par Value $.01 Per Share)

                     10,000,000 shares of Common Stock under
                  the CopyTele, Inc. 2003 Share Incentive Plan

                  The CopyTele, Inc. 2003 Share Incentive Plan is intended to provide incentives which will attract, retain and motivate highly competent persons as officers, employees and directors, of, and consultants to, CopyTele, Inc., by providing them opportunities to acquire shares of our common stock. Additionally, the CopyTele, Inc. 2003 Share Incentive Plan is intended to assist in further aligning the interests of our officers, employees, directors and consultants to those of its other stockholders.

                  This prospectus is part of a registration statement registering 10,000,000 shares of common stock that we may in the future issue pursuant to our CopyTele, Inc. 2003 Share Incentive Plan in connection with the exercise of stock options granted, and with stock or other awards made, pursuant to that plan. The persons who are issued such stock may include our directors, officers and/or other key employees and consultants, certain of whom may be considered our "affiliates". Such persons may, but are not required to, sell the shares they acquire pursuant to this prospectus. If any of such persons desires to sell any of such stock pursuant to this prospectus, we will file with the Securities and Exchange Commission an update to this prospectus naming such person as a selling shareholder and indicating the number of shares such person is offering pursuant to this prospectus. See "Selling Shareholders" on page 6 of this prospectus. We will not receive any of the proceeds from sales by the selling shareholders.

                  The selling shareholders may sell the shares from time to time in transactions occurring either on or off the OTC Bulletin Board (or such other market, if any, on which our common stock may be listed or quoted) at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

                  The selling shareholders and participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which event any profit on the sale of shares of those selling shareholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

                  Our common stock is traded on the OTC Bulletin Board under the symbol "COPY". On September 17, 2007, the closing price of our common stock as reported by the OTC Bulletin Board was $0.92 per share.

                  We are paying all expenses of registration incurred in connection with this offering but the selling shareholders will pay all brokerage commissions and other selling expenses.

                  See "Risk Factors" beginning on Page 3 of this prospectus for a discussion of certain risks and other factors that you should consider before purchasing our common stock.

                  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is September 21, 2007

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Where You Can Find More Information........................................   2
The Company................................................................   3
Risk Factors...............................................................   3
Selling Shareholders.......................................................   6
Use of Proceeds............................................................   6
Plan of Distribution.......................................................   6
Legal Matters..............................................................   7
Experts....................................................................   7


                  You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                       WHERE YOU CAN FIND MORE INFORMATION

                  We file annual, quarterly and special reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission ("SEC"). You may read and copy any document we file at the SEC's public reference room located at 100 F Street N.E.., Washington, D.C. 20549. Please call the SEC at 1-800 SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at: http:/www.sec.gov.

                  We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the common stock. This prospectus, which constitutes a part of that registration statement, does not contain all the information contained in that registration statement and its exhibits. For further information with respect to CopyTele and our common stock, you should consult that registration statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

                  The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

                  The following  documents  filed by us with the SEC pursuant to
Section 13 of the Exchange Act (File No. 0-11254), and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of the offering (except for information furnished under Item 2.02 or 7.01 of Current Report on Form 8-K, or exhibits related thereto, which is deemed not to be incorporated by reference herein), are incorporated by reference:

         (i) our Annual Report on Form 10-K for the fiscal year ended October 31, 2006, as amended;

         (ii) our Quarterly Reports on Form 10-Q for the quarters ended January 31, 2007, April 30, 2007 and July 31, 2007;

         (iii)    our Current Report on Form 8-K, dated May 23, 2007; and

         (iii) the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC under
                  Section 12 of the Exchange Act on October 24, 1983, including any amendment or report filed for the purpose of updating such description.

                  We will provide without charge to each person to whom a copy of this prospectus is delivered a copy of any or all documents incorporated by reference into this prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for copies can be made by writing or telephoning us at 900 Walt Whitman Road, Melville, New York 11747, Attention: Secretary; telephone number: (631) 549-5900.

                  Unless  otherwise  stated in this  prospectus,  references  to
"CopyTele",   "we",  "our"  and  "us"  refer  to  CopyTele,   Inc.,  a  Delaware
corporation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future events and results. We generally use the words "believes", "expects", "intends", "plans", "anticipates", "likely", "will", and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, those factors more fully described under "Risk Factors". We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus.

                                   THE COMPANY

                  Our principal operations are the development, production and marketing of thin, flat low-voltage phosphor display technology and the development, production and marketing of multi-functional encryption products that provide information security for domestic and international users over virtually every communications media.

                  We were incorporated on November 5, 1982, under the laws of the State of Delaware. Our principal executive offices are located at 900 Walt Whitman Road, Melville, New York 11747, and our telephone number is (631) 549-5900.

                                  RISK FACTORS

                  You should carefully consider the following factors and other information in this prospectus before deciding to invest in our common stock. If any of the following risks actually occur, our business and financial results could be materially and adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

We have experienced significant net losses and negative cash flows from operations and they may continue.

                  We have had net losses and negative cash flows from operations in each year since our inception and in the nine months ended July 31, 2007, and we may continue to incur substantial losses and experience substantial negative cash flows from operations. We have incurred substantial costs and expenses in developing our encryption and flat panel display technologies and in our efforts to produce commercially marketable products incorporating our technology. We have had limited sales of products to support our operations from inception through July 31, 2007. We have set forth below our net losses, research and development expenses and net cash used in operations for the nine-month periods ended July 31, 2007 and 2006, and for the fiscal years ended October 31, 2006 and 2005:

                                           (Unaudited)
                                        Nine Months Ended           Fiscal Years Ended
                                             July 31,                   October 31,
                                    -------------------------    -------------------------
                                         2007         2006            2006        2005
                                         ----         ----            ----        ----
Net loss                            $ 4,260,851  $ 5,799,711     $ 7,600,901  $ 4,451,257
Research and development expenses   $ 2,589,936  $ 3,582,867     $ 4,614,300  $ 2,266,911
Net cash used in operations         $ 1,865,564  $ 1,496,300     $ 1,847,108  $ 1,720,332


We may need additional funding in the future which may not be available on acceptable terms and, if available, may result in dilution to our stockholders, and our auditors have issued a "going concern" audit opinion.

                  We anticipate that, if cash generated from operations is insufficient to satisfy our requirements, we will require additional funding to continue our research and development activities and market our products. The auditor's report on our financial statements as of October 31, 2006 states that the net loss incurred during the year ended October 31, 2006, our accumulated deficit as of that date, and the other factors described in Note 1 to the Financial Statements included in our Annual Report on Form 10-K for the year ended October 31, 2006, raise substantial doubt about our ability to continue as a going concern. The auditor's report on our financial statements for the years ended October 31, 2005 and 2004 contained a similar statement. Our financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

                  We believe that our existing cash and accounts receivable, together with cash flows from expected sales of encryption products and flat panel displays, and other potential sources of cash flows, will be sufficient to enable us to continue in operation until at least the end of the third quarter of fiscal 2008. We anticipate that, thereafter, we will require additional funds to continue marketing, production, and research and development activities, and we will require outside funding if cash generated from operations is insufficient to satisfy our liquidity requirements. However, our projections of future cash needs and cash flows may differ from actual results. If current cash and cash that may be generated from operations are insufficient to satisfy our liquidity requirements, we may seek to sell debt or equity securities or to obtain a line of credit prior to the third quarter of fiscal 2008. The sale of additional equity securities or convertible debt could result in dilution to our stockholders. We can give no assurance that we will be able to generate adequate funds from operations, that funds will be available to us from debt or equity financings or that, if available; we will be able to obtain such funds on favorable terms and conditions. We currently have no arrangements with respect to additional financing. If we cannot obtain such funds if needed, we would need to curtail or cease some or all of our operations.

We may not generate sufficient revenues to support our operations in the future or to generate profits.

                  Our principal operations are the development, production and marketing of thin, flat low-voltage phosphor display technology and the development, production and marketing of multi-functional encryption products that provide information security for domestic and international users over virtually every communications media. We have only recently started to produce color and monochrome versions of our display and to date, we have not had any revenue from sales or licensing of our display. Our encryption products are only in their initial stages of commercial production. Our investments in research and development are considerable. Our ability to generate sufficient revenues to support our operations in the future or to generate profits will depend upon numerous factors, many of which are beyond our control, including:

     o Our ability to successfully market our display technology and encryption products.
     o The capability of Volga Svet Ltd ("Volga"), a Russian display company that we have been working with for ten years, to produce color and monochrome displays and supply them to us.
     o Our ability to enter into arrangements with other companies to produce and market our displays.
     o Our production capabilities and those of our suppliers as required for the production of our encryption products.
     o    Long-term performance of our products.
     o The capability of our dealers and distributors to adequately service our encryption products.
     o Our ability to maintain an acceptable pricing level to end-users for both our encryption and display products.
     o    The ability of suppliers to meet our requirements and schedule.
     o    Our  ability  to   successfully   develop  other  new  products  under
          development.
     o    Rapidly changing consumer preferences.
     o The possible development of competitive products that could render our products obsolete or unmarketable.
     o Our future negotiations with Volga with respect to payments and other arrangements under our Joint Cooperation Agreement with Volga.

                  Because our revenue is subject to fluctuation, we may be unable to reduce operating expenses quickly enough to offset any unexpected revenue shortfall. If we have a shortfall in revenue in relation to expenses, our operating results would suffer. Our operating results for any particular fiscal year or fiscal quarter may not be indicative of future operating results. You should not rely on year-to-year or quarter-to-quarter comparisons of results of operations as an indication of our future performance.

We are dependent upon a few key executives and the loss of their services could adversely affect us.

                  Our future success is dependent on our ability to hire, retain and motivate highly qualified personnel. In particular, our success depends on the continued efforts of our Chief Executive Officer, Denis A. Krusos, and our President, Frank J. DiSanto, who founded our company in 1982 and are engaged in the management and operations of our business, including all aspects of the development, production and marketing of our encryption products and flat panel display technology. In addition, Messrs. Krusos and DiSanto, as well as our other skilled management and technical personnel, are important to our future business and financial arrangements. We do not have employment agreements with, nor do we maintain "key person" life insurance on, either Mr. Krusos or Mr. DiSanto. The loss of the services of any such persons could have a material adverse effect on our business and operating results.

The very competitive markets for our encryption products and flat panel display technology could have a harmful effect on our business and operating results.

                  The markets for our encryption products and flat panel display technology worldwide are highly competitive and subject to rapid technological changes. Most of our competitors are larger than us and possess financial, research, service support, marketing, manufacturing and other resources significantly greater than ours. Competitive pressures may have a harmful effect on our business and operating results.

Our common stock is subject to the SEC's penny stock rules which may make our shares more difficult to sell.

                  Our stock fits the definition of a penny stock. The SEC rules regarding penny stocks may have the effect of reducing trading activity in our common stock and making it more difficult for investors to sell their shares. The rules require a broker to deliver a risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker must also give bid and offer quotations and broker and salesperson compensation information to the customer orally or in writing prior to effecting a transaction and in writing with the confirmation. The SEC rules also require a broker to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction before completion of the transaction. These requirements may result in a lower trading volume of our common stock and lower trading prices.

                              SELLING SHAREHOLDERS

                  This prospectus is part of a registration statement registering 10,000,000 shares of common stock that we may in the future issue pursuant to our CopyTele, Inc. 2003 Share Incentive Plan in connection with the exercise of stock options granted, and with stock or other awards made, pursuant to that plan. The persons who are issued such stock may include our directors, officers and/or other key employees and consultants, certain of whom may be considered our "affiliates". Such persons may, but are not required to, sell the shares they acquire pursuant to this prospectus. If any of such persons desires to sell any of such stock pursuant to this prospectus, we will update this prospectus by filing with the SEC a supplement to this prospectus in accordance with Rule 424(b) under the Securities Act of 1933, as amended, or a post-effective amendment to the registration statement of which this prospectus is part, naming such person as a selling shareholder and indicating the number of shares such person is offering pursuant to this prospectus. Any selling shareholder might or might not receive or sell all or any of the shares registered under the registration statement of which this prospectus is part.

                                 USE OF PROCEEDS

                  Shares covered by this prospectus will be sold by the selling shareholders as principals for their own account. We will not receive any proceeds from sales of any shares by selling shareholders.

                              PLAN OF DISTRIBUTION

                  The selling shareholders, or pledges, donees, or transferees of or successors in interest to the selling shareholders, may sell shares pursuant to this prospectus from time to time in transactions (including one or more block transactions) on the OTC Bulletin Board (or such other market, if any, on which our common stock may be listed or quoted), in the public market off the OTC Bulletin Board, in privately negotiated transactions, or in a combination of such transactions. Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are paying all expenses of registration incurred in connection with this offering, but the selling shareholders will pay their own brokerage commissions and any other expenses they incur.

                  The selling shareholders and any dealers acting in connection with the offering or any brokers executing sell orders on behalf of a selling shareholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of shares by a selling shareholder and any commissions or discounts received by a broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, a broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through the broker or dealer.

                                  LEGAL MATTERS

                  Certain legal matters with respect to the Common Stock offered hereby will be passed upon by Duane Morris LLP, our legal counsel.

                                     EXPERTS

                  The financial statements and schedule, and management's assessment of the effectiveness of internal control over financial reporting, of CopyTele, Inc. incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended October 31, 2006 have been audited by Grant Thornton LLP, independent registered public accounting firm, as indicated in their reports with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing. The audit report of Grant Thornton LLP covering the financial statements and schedule, which expresses an unqualified opinion, contains an explanatory paragraph that states that CopyTele, Inc. incurred a net loss during the year ended October 31, 2006, and, as of that date, has an accumulated deficit, and among other factors raise substantial doubt about its ability to continue as a going concern. The financial statements and schedule do not include any adjustment that might result from the outcome of this uncertainty.

                                     PART II


                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT


         Item 3.  Incorporation of Documents By Reference.
         ------   ----------------------------------------

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission by the Company are incorporated herein by reference:

                  (1) the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2006; and

                  (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended January 31, 2007, April 30, 2007 and July 31, 2007;

                  (3) the Company's Current Report on Form 8-K, dated May 23, 2007; and

                  (4) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 on October 24, 1983, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

         Item 4.  Description of Securities.
         ------   -------------------------

         Not applicable.

         Item 5.  Interest of Named Experts and Counsel.
         ------   -------------------------------------

         Not applicable.

         Item 6.  Indemnification of Directors and Officers.
         ------   -----------------------------------------

         Generally, Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable for negligence or misconduct in the performance of that person's duty to the corporation unless the Delaware Court of Chancery or the court in which the action was brought determines that despite the adjudication of liability that person is fairly and reasonably entitled to indemnity for proper expenses. To the extent that person has been successful in the defense of any matter, that person shall be indemnified against expenses actually and reasonably incurred by him.

         Article XIII of the By-Laws of the Company contain provisions which are designed to provide mandatory indemnification of directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. The Company's By-Laws, as amended and restated, are filed as an Exhibit to this Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         Item 7.  Exemption from Registration Claimed.
         ------   -----------------------------------

         Not applicable.

         Item 8.  Exhibits.
         ------   --------

              Exhibit No.       Description
              -----------       -----------

                  4(a)    -     Certificate  of   Incorporation   of   the
                                Company, as amended, filed as Exhibit 3.1 to
                                the Company's  Quarterly Report on Form 10-Q
                                for  the   quarter   ended  July  31,   1992
                                (incorporated by reference).

                  4(b)    -     By-Laws of the  Company,  as  amended  and
                                restated,   filed  as  Exhibit  3.2  to  the
                                Company's Annual Report on Form 10-K for the year ended October 31, 2006 (incorporated by reference).

                  4(c)    -     CopyTele,  Inc. 2003 Share Incentive Plan,
                                filed  as  Exhibit  4(d)  to  the  Company's
                                Registration    Statement   on   Form   S-8,
                                Registration No. 333-105012 (incorporated by reference).

                  4(d)    -     Amendment No. 1 to the CopyTele, Inc. 2003
                                Share Incentive Plan,  filed as Exhibit 4(e)
                                to the Company's  Registration  Statement on
                                Form  S-8,   Registration   No.   333-120333
                                (incorporated by reference).

                  4(e)    -     Amendment No. 2 to the CopyTele, Inc. 2003
                                Share Incentive Plan, filed as Exhibit 10.1 to the Company's Quarterly Report on Form
                                10-Q for the quarter  ended January 31, 2006
                                (incorporated by reference).

                  4(f)    -     Amendment No. 3 to the CopyTele, Inc. 2003
                                Share Incentive Plan, filed as Exhibit 10.2 to the Company's Quarterly Report on Form
                                10-Q for the quarter  ended January 31, 2006
                                (incorporated by reference).

                  4(g)    -     Amendment No. 4 to the CopyTele, Inc. 2003
                                Share Incentive Plan (filed herewith).

                  5       -     Opinion and consent of Duane Morris LLP
                                (filed herewith).

                  23(a)   -     Consent of Grant Thornton LLP (filed herewith).

                  23(b)   -     Consent of Duane Morris LLP (included in
                                Exhibit 5).

                  24      -     Powers of Attorney (included on signature page).

         Item 9.  Undertakings.
         ------   ------------

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To  include  any  prospectus  required  by  section
10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the  prospectus  any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                         (iii) To include any material  information with respect
to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                         (i) If the registrant is relying on Rule 430B:

                                (A) Each  prospectus  filed  by  the  registrant
pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                                (B) Each   prospectus   required   to  be  filed
pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule

415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

                         (ii) If the  registrant  is subject to Rule 430C,  each
prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use

                  (6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                         (i) any  preliminary  prospectus  or  prospectus of the
registrant relating to the offering required to be filed pursuant to Rule 424 pursuant to the Securities Act;

                         (ii)  any  free  writing  prospectus  relating  to  the
offering prepared by or on behalf of the registrant or used or referred to by the registrant;

                         (iii) the portion of any other free writing  prospectus
relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

                         (iv) any  other  communication  that is an offer in the
offering made by the registrant to the purchaser.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized at Melville, State of New York, on this 21st day of September, 2007.

                                        CopyTele, Inc.

                                        By:  /s/ Denis A.Krusos
                                             ------------------
                                             Denis A. Krusos
                                             Chairman of the Board and
                                             Chief Executive Officer


                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Denis A. Krusos and Frank J. DiSanto acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                  Title                              Date
---------                  -----                              ----

/s/ Denis A.Krusos         Chairman of the Board,             September 21, 2007
------------------         Chief Executive Officer
Denis A. Krusos            and Director (Principal
                           Executive Officer)

/s/ Frank J. Disanto       President and Director             September 21, 2007
---------------------
Frank J. DiSanto


/s/ Henry P. Herms         Vice President-Finance, Chief      September 21, 2007
------------------         Financial Officer and Director
Henry P. Herms             (Principal Financial and
                           Accounting  Officer)

/s/ George P. Larounis     Director                           September 21, 2007
----------------------
George P. Larounis

                                  EXHIBIT INDEX


     Exhibit No.                         Description
     -----------                         -----------
        4(a)     -        Certificate  of   Incorporation   of  the
                          Company, as amended, filed as Exhibit 3.1 to
                          the Company's  Quarterly Report on Form 10-Q
                          for  the   quarter   ended  July  31,   1992
                          (incorporated by reference).

        4(b)     -        By-Laws of the  Company,  as  amended  and
                          restated,   filed  as  Exhibit  3.2  to  the
                          Company's Annual Report on Form 10-K for the year ended October 31, 2005 (incorporated by reference).

        4(c)     -        CopyTele,  Inc. 2003 Share Incentive Plan,
                          filed  as  Exhibit  4(d)  to  the  Company's
                          Registration    Statement   on   Form   S-8,
                          Registration No. 333-105012 (incorporated by reference).

        4(d)     -        Amendment No. 1 to the CopyTele, Inc. 2003
                          Share Incentive Plan,  filed as Exhibit 4(e)
                          to the Company's  Registration  Statement on
                          Form  S-8,   Registration   No.   333-120333
                          (incorporated by reference).

        4(e)     -        Amendment No. 2 to the CopyTele, Inc. 2003
                          Share Incentive Plan, filed as Exhibit 10.1 to the Company's Quarterly Report on Form
                          10-Q for the quarter  ended January 31, 2006
                          (incorporated by reference).

        4(f)     -        Amendment No. 3 to the CopyTele, Inc. 2003
                          Share Incentive Plan, filed as Exhibit 10.2 to the Company's Quarterly Report on Form
                          10-Q for the quarter  ended January 31, 2006
                          (incorporated by reference).

        4(g)     -        Amendment No. 4 to the  CopyTele, Inc.  2003
                          Share Incentive Plan (filed herewith).

        5        -        Opinion  and  consent  of  Duane  Morris LLP
                          (filed herewith).

        23(a)    -        Consent of Grant Thornton LLP (filed herewith).

        23(b)    -        Consent of  Duane  Morris LLP  (included  in
                          Exhibit 5).

        24       -        Powers of Attorney (included on signature page).